245 PARK
EXHIBIT 10-I.
- -------------

                            237 Park Avenue
                       New York, New York 10017


                                                   September 7, 1989


JMB/245 Park Avenue Associates, Ltd.
900 North Michigan Avenue
Chicago, Illinois 60611

                 Re: 245 PARK AVENUE, NEW YORK, NEW YORK
                 (THE "PREMISES")

Gentlemen:

           Reference is made to the following transactions relating to the Premises (collectively, the "Loan Transactions"):

           A. the severance of the existing first mortgage loan affecting the Premises (the "Aetna Loan") held by Aetna Life Insurance Company ("Aetna") (the outstanding principle balance of which on the date hereof is $219,201,665.47), into two portions, in the respective principal amounts of $199,201,665.47 and $20,000,000, pursuant to a Severance Agreement 1989 of even date herewith among 245 Park Avenue Company (the "Borrower"), Olympia & York 245 Lease Company, the undersigned and Aetna (the "Severance Agreement");

           B. The purchase by the Dai-Ichi Kangyo Bank, Limited, New York Branch ("DKB") of the $20,000,000 portion of the Aetna Loan described above, evidenced by a note in the principal amount of $20,000,000 (the " $20,000,000 Note")
                 and secured by Substitute Mortgage No.2 (as such term is defined in the Severance Agreement);

           C. The modification of the $20,000,000 Note pursuant to a Modified and Restated Mortgage Note of even date herewith given by the Borrower to DKB;

           D. The purchase by DKB from Canadian Imperial Bank of Commerce, New York Agency of a second mortgage loan affecting the Premises, in the principal amount of $147,500,000; and

           E. The making of additional mortgage loans (the "New Loans") with respect to the Premises by DKB to the


















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                 Borrower, in the aggregate principle amount of up to
                 $29,000,000 (of which $17,000,000 is being disbursed to the Borrower on the date hereof). The loans of the remaining $12,000,000, which may be disbursed by DKB to the Borrower pursuant to a letter agreement of even date herewith between the Borrower and DKB, are referred to in this letter as the "Future Loans".

           Reference also is made to a certain letter agreement dated
March 6, 1987 among the undersigned, the Borrower, Olympia & York 245 Lease Company and you (the "Bear Stearns Letter"), and to the First Amended and Restated Agreement of General Partnership of 245 Park Avenue Company, as amended (the "Partnership Agreement"). All capitalized terms which are not defined in this letter shall have their meanings set forth in the Bear Stearns Letter.

           The undersigned and you, as general partners of the Borrower, desire to set forth certain understandings with respect to the above transactions. Accordingly, the undersigned and you agree as follows:

           1. The interest rate under the $20,000,000 Note shall be 9.275% per annum (the "New Rate"). With respect to any given period, the amount by which (i) the interest that would be payable under the $20,000,000 Note if such interest were at the rate of 12% per annum exceeds
(ii) the sum of (A) the interest payable under the $20,000,000 Note at the New Rate plus (B) the amount of any additional payments made by the Partnership under Sections 7 and 8 of the New Note to the extent such payments are not the responsibility of "Co-Partner" (as such term is defined in the Partnership Agreement), pursuant to clause (i) of Paragraph 9 of this letter, is referred to in this letter as the "Interest Savings" for such period.

           2. The undersigned and you each represents and warrants to the other that to its knowledge, the information given to DKB in a Certificate, a copy of which is attached to this letter as Exhibit A, is true and correct in all material respects.

           3. The costs and expenses of closing the Loan Transactions described above, and the commitment of facility fees charged by DKB, shall be borne as follows:

           a. the title insurance premium with respect to the $20,000,000 Note, in the amount of $7,037, shall be paid by Co-Partner and Investor (as such term is defined in the Partnership Agreement), in accordance with their Distributive Percentages (as defined in the Partnership Agreement).























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           b.    Investor shall pay $20,000 on account of legal fees with
                 respect to the Loan Transactions.

           c. all other closing costs and expenses (including, without limitation, all other legal fees, title insurance premiums and any mortgage recording taxes payable with respect to the New Loans) and commitment or facility fees and all other fees shall be paid by Co-Partner. The legal fees referred to in this subparagraph (c) and in subparagraph (b) above shall include the fees of Messrs. Kaye, Scholer, Fierman, Hays & Handler, Messrs. Pircher, Nichols & Meeks, Messrs. Schulte, Roth & Zabel and Messrs. Mayer, Brown & Platt. Co-Partner shall not be entitled to any reimbursement from you or the Borrower for costs and expenses borne by Co-Partner pursuant to this paragraph (c). In addition, by reason of its payment of such costs and expenses, Co-Partner shall not be entitled to any credit to its capital account in Borrower that is not (or will not be offset by the allocation of deductions (or a reduction in the amount of gain allocated) to Co-Partner.

           Notwithstanding anything to the contrary contained in the Partnership Agreement, any deductions (or reduction in gain recognized) for income tax purposes attributable to the payment of the amounts described in this Paragraph 3 shall be allocated between Co-Partner and Investor in proportion to the amounts paid by each of them.

           Co-Partner shall be entitled to receive, from the next amounts otherwise distributable to Investor under Section 3.2C of the Partnership Agreement, an amount equal to 48.2467039% of the amount paid or to be paid by Co-Partner for mortgage recording taxes with respect to the New Loans.

           4. You acknowledge that the undersigned is entering into one or more Interest Rate Swap Agreements with DKB (collectively, the "Swap Agreements"), having a "notional amount" equal to the original principal amount, as reduced from time to time, under the loans to be purchased or made by DKB, including, without limitation, the Future Loans. The undersigned is obligated under the Swap Agreements to make certain payments thereunder and reimburse DKB for certain costs and expenses, and neither the Borrower nor you shall have any liability therefor. Neither the Borrower nor you shall have any liability for, and neither the Borrower nor you shall be entitled to receive, any portion of any payments made under, with respect to or on account of, the Swap Agreements or any termination thereof.

























                                   3
           5. You shall have the irrevocable option, exercisable not later than December 31, 1989, to increase "Minimum Return" (as such term is defined in the Partnership Agreement) applicable for the period from the date hereof through October 1, 1993 by the Interest Savings for such period (such increase to be allocated among Co-Partner and Investor in accordance with their Distributive Percentages). In such event, all references in the Partnership Agreement to the Minimum Return shall refer to the Minimum Return, as so increased, and in the definition of "Achievement Date", the number $16,500,080 shall be increased to $17,045,080.

           6. The proceeds of the $17,000,000 being advanced on the date hereof will be applied on account of 245 Premises Costs shown in the schedule set forth in Exhibit B to this letter. Furthermore, the proceeds of all Future Loans will be used solely for JMB Priority Distributions.

           7. The New Loans constitute a portion of the Park Company Loan. The undersigned acknowledges that its obligations under the Bear Stearns Letter with respect to the New Loans, to the extent the New Loans are not repaid from the proceeds of a Refinancing, shall remain in full force and effect. The undersigned may finance additional amounts constituting the Park Company Share in accordance with the Bear Stearns Letter. Nothing herein shall be construed as modifying the Bear Stearns Letter, which is hereby ratified and confirmed in its entirety.

           8. The undersigned represents and warrants that no documents have or will be entered into with DKB in connection with the Loan Transactions or the Premises, to which the Borrower is not a party, other than (a) the Swap Agreements and any documents ancillary thereto, and (b) a subordination agreement under which Olympia & York 245 Lease Company will subordinate its interests to the liens of certain mortgages to be held by DKB.

           9. Co-Partner shall be solely responsible for (i) the payment of all amounts described in Paragraphs 7 and 8 of the $20,000,000 Note to the extent that the sum of (A) such amounts and (B) interest under the $20,000,000 Note at the New Rate exceeds $2,000,000 during any year and for each such year (with appropriate prorations for partial years) and (ii) the payment of all amounts described in Paragraphs 7 and 8 of the notes evidencing the New Loans. By reason of the payments borne by Co-Partner pursuant to this Paragraph 9, Co-Partner shall no be entitled to (i) any reimbursement from you or the Borrower or (ii) any credit to its capital account in the Borrower that is not (or will not be) offset by the allocation of deductions (or a reduction in the amount of gain allocated) to Co-Partner. Notwithstanding anything to the contrary contained in the Partnership Agreement, any deductions (or reduction in gain

























                                   4
recognized) for income tax purposes attributable to payments which Co-Partner has made pursuant to this Section 9 shall be allocated to Co-Partner.

           10. Notwithstanding your or the Borrower's execution and delivery of this letter or of any documents evidencing the Loan Transactions, we understand and agree that you (acting either for yourself or on behalf of the Borrower) have reserved the right to audit, contest and/or request further information with respect to any items comprising or allegedly comprising 245 Premises Costs (including, without limitation, items shown in Exhibit B) and that your execution and delivery of the documents evidencing the Loan Transactions shall not be construed as a waiver of your rights in respect of any such audit, contest or request.

           11. Copies of the certificates given by Investor to DKB pursuant to clause (iii) of Part C, Section 1(f) of the mortgages securing the $20,000,000 Note and the notes evidencing the New Loans shall simultaneously be delivered to Co-Partner.

           12. The partners of the Borrower hereby confirm their present intention to refinance the Future Loans and all other mortgage indebtedness that will encumber the Premises following the consummation of the Loan Transactions, on or before October 1, 1993.

           This letter (i) contains the entire agreement of the undersigned and you with respect to the subject matter hereof, (ii) shall be governed by, and construed in accordance with, the laws of the State of New York, (iii) may not be modified or terminated, nor may any provision hereof be waived, except in a writing signed by the party against whom enforcement of any modification, termination or waiver is sought, (iv) shall not be deemed to be for the benefit of any third party, and (v) shall bind and inure to the benefit of the undersigned and you, and the respective successors and assigns of the undersigned and you. As supplemented hereby, the Partnership Agreement is ratified and confirmed in its entirety.

           Please indicate your agreement to the provisions of this letter by signing a counterpart hereof in the space provided below.

                            Very truly yours,

                            O&Y EQUITY COMPANY, L.P.
                            By:  O&Y Equity General Partner
                                  Corp., general partner

                                  By:

                                  Title:     Vice President - Corporate






















AGREED TO:

JMB/245 PARK AVENUE ASSOCIATES, LTD.
By:  JMB Park Avenue, Inc.,
     general partner

     By:

     Title:





























































                               EXHIBIT B

                            245 PARK AVENUE

               PARK COMPANY SHARE OF 245 PREMISES COSTS
                 AND JMB PRIORITY DISTRIBUTIONS TO BE
                     FINANCED BY THE NEW DKB LOANS

                       (as of February 28, 1989)


A)   BEAR STEARNS ASBESTOS COST                2,825,636

B)   LEGAL COSTS                                 200,000

C)   TENANT INSTALLATIONS                        112,612

D)   DEFERRED RENTING                             18,497

E)   55 TAKEOVER INSTALLMENTS                  7,806,931

F)   INTEREST ON ABOVE AS OF 3/22/89           1,301,374

G)   PREVIOUS JMB PRIORITY DISTRIBUTIONS       4,000,000

H)   COMPOUND INTEREST ON JMB
     PRIORITY DISTRIBUTIONS                      217,150

I)   JMB PRIORITY DISTRIBUTIONS
     ON 3/31/89 AND 6/30/89                    2,000,000
                                             -----------

                 TOTAL                        18,482,200
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